                                                                    Exhibit 10.4




                         COMMON STOCK PURCHASE AGREEMENT



                                 BY AND BETWEEN



                              AETHER SYSTEMS, INC.



                                       AND



                                 METROCALL, INC.



                          DATED AS OF FEBRUARY 2, 2000

                                TABLE OF CONTENTS


COMMON STOCK PURCHASE AGREEMENT...................................................................................1


ARTICLE 1 ISSUANCE AND SALE OF COMMON STOCK; THE CLOSING..........................................................1

         1.1      ISSUANCE AND SALE OF COMMON STOCK...............................................................1

         1.2      THE CLOSING.....................................................................................1

         1.3      TIME AND PLACE OF CLOSING.......................................................................1

         1.4      TRANSACTIONS AT THE CLOSING.....................................................................1


ARTICLE 2 REPRESENTATION AND WARRANTIES...........................................................................2

         2.1      REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................................................2

         2.2      REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................3


ARTICLE 3 COVENANTS...............................................................................................7

         3.1      ANTITRUST LAWS..................................................................................7

         3.2      LISTING OF ADDITIONAL SHARES....................................................................7

         3.3      LIMITATIONS ON TRANSFER.........................................................................7

         3.4      OTHER LIMITATIONS ON PURCHASER..................................................................8

         3.5      Access to Books and Records.....................................................................9

         3.6      AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS...............................................9

         3.7      COMPLIANCE WITH CONDITIONS; REASONABLE BEST EFFORTS.............................................9

         3.8      LEGENDS........................................................................................10

         3.9      BOARD REPRESENTATIVE...........................................................................10

         3.10     INCISCENT, INC.................................................................................10

         3.11     FCC APPLICATIONS...............................................................................10


ARTICLE 4 CONDITIONS PRECEDENT...................................................................................10

         4.1      CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES.................................................10

         4.2      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.............................................11

         4.3      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER...........................................11

         4.4      WAIVER OF CONDITIONS...........................................................................13


ARTICLE 5........................................................................................................13

         5.1      SURVIVAL OF REPRESENTATIONS, ETC...............................................................13

         5.2      INDEMNIFICATION BY COMPANY.....................................................................13

         5.3      INDEMNIFICATION BY PURCHASER...................................................................13

         5.4      LIMITATIONS ON LIABILITY.......................................................................14

         5.5      CLAIMS FOR INDEMNIFICATION.....................................................................14

         5.6      DEFENSE BY INDEMNIFYING PARTY..................................................................14


ARTICLE 6 TERMINATION AND DEFAULT................................................................................15

         6.1      GENERAL........................................................................................15

         6.2      PROCEDURE UPON TERMINATION.....................................................................15

         6.3      EFFECT OF TERMINATION..........................................................................15


ARTICLE 7 MISCELLANEOUS..........................................................................................15

         7.1      BROKERS........................................................................................15

         7.2      NOTICES........................................................................................16

         7.3      FEES AND EXPENSES..............................................................................16

         7.4      ASSIGNMENT.....................................................................................17

         7.5      COUNTERPARTS...................................................................................17

         7.6      ENTIRE AGREEMENT...............................................................................17

         7.7      PUBLIC ANNOUNCEMENTS...........................................................................17

         7.8      GOVERNING LAW..................................................................................17

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
         7.9      HEADINGS.......................................................................................18

         7.10     SEVERABILITY...................................................................................18

         7.11     MODIFICATION AND AMENDMENT.....................................................................18

         7.12     WAIVER.........................................................................................18

         7.13     PARTIES OBLIGATED AND BENEFITED................................................................18

         7.14     ACTIONS........................................................................................18

         7.15     TERMS..........................................................................................18




EXHIBIT

EXHIBIT A.........REGISTRATION RIGHTS AGREEMENT



SCHEDULES

SCHEDULE 2.2.4....CAPITALIZATION

SCHEDULE 2.2.5....UNDISCLOSED MATERIAL LIABILITIES

SCHEDULE 2.2.6....LITIGATION

SCHEDULE 2.2.13...BROKERS

SCHEDULE 3.10.....INCISCENT SUMMARY OF TERMS, DATED FEBRUARY 2, 2000

                         COMMON STOCK PURCHASE AGREEMENT


         THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of February 2, 2000, is entered into by and between AETHER SYSTEMS, INC., a Delaware corporation ("Purchaser") and METROCALL, INC., a Delaware corporation (the "Company").

                                    RECITALS

         Purchaser desires to purchase, and the Company desires to issue and sell, shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, and intending to be legally bound, Purchaser and the Company hereby agree as follows:

                                   ARTICLE 1

                 ISSUANCE AND SALE OF COMMON STOCK; THE CLOSING

1.1 ISSUANCE AND SALE OF COMMON STOCK. Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser agrees to purchase shares of Common Stock (the "Shares") equal to the lesser of (a) 7,766,769 and (b) 9.9% of the issued and outstanding shares of Common Stock of the Company, after giving effect to any sales or other issuances of Common Stock on or before the Closing Date. The purchase price for the Shares will be $2.19 per share in cash.

1.2 THE CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article 4, unless the parties otherwise agree, the closing (the "Closing") shall occur on the fourth business day after (i) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (ii) the Federal Communications Commission ("FCC") has (x) granted any required consent to the transactions contemplated by this Agreement (the "FCC Consents") or (y) issued special temporary authorizations to permit the Closing to occur prior to obtaining the FCC Consents. The "Closing Date" shall be the date the Closing occurs.

1.3 TIME AND PLACE OF CLOSING. The Closing shall take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037 at 10:00 a.m., Washington, D.C. time, on the Closing Date or at such other place agreed to by the parties.

1.4 TRANSACTIONS AT THE CLOSING. At the Closing, subject to the terms and conditions of this Agreement

(a) the Company shall deliver to the Purchaser a certificate representing the Shares being purchased thereby against payment of the purchase price therefor by wire transfer to the Company's bank account.

(b) The Purchaser shall deliver to the Company an irrevocable proxy, which shall be coupled with an interest, pursuant to which all Shares shall be voted for the nominees of the Company's Board of Directors for election to the Board for a period of 12 months after the Closing Date. The irrevocable proxy shall be binding on any transferee of the Shares.

                                   ARTICLE 2

                          REPRESENTATION AND WARRANTIES

2.1 REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing Date (unless another date or period of time is specifically stated herein for a representation or warranty), as follows:

2.1.1 Authorization. The Purchaser has full power and authority to enter into this Agreement and the other agreements contemplated hereby or referred to herein (the "Other Transaction Documents"). This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

2.1.2 Purchase Entirely for Own Account. The Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

2.1.3 Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act of 1993, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale except as set forth in the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

2.1.4 Legends. The Purchaser understands that the certificates representing the Shares may bear one or all of the following legends:

                  (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                           (b)      Any legend required by the Blue Sky laws of
any state to the extent such laws are applicable to the shares represented by the certificate so legended.

2.1.5 Accredited Investor. The Purchaser is (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or
(ii) is a sophisticated investor, experienced in investing in securities of emerging growth companies and acknowledges that the Purchaser is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

2.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Purchaser, as of the date hereof and as of the Closing Date (unless another date or period of time is specifically stated herein for a representation or warranty), as follows:

2.2.1 Corporate Organization. The Company and its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdiction of organization. Each of the Company and its subsidiaries has all requisite corporate power and authority to own and operate its respective business as it is currently is being conducted and to own and lease the properties and assets owned or leased by it. Each of the Company and its subsidiaries is licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its respective business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed has not had and could not reasonably be expected to have a material adverse effect on the business, results of operations, properties, financial condition, assets and liabilities of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect"). The Company has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and perform its obligations hereunder and thereunder.

2.2.2 Authorization and Validity of Agreement. The execution, delivery and performance by the Company of this Agreement, the Other Transaction Documents and any other certificates, documents and instruments contemplated hereby or referred to herein, and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company. The Purchase and Sale of the Shares as contemplated herein has been approved by the Company's Board of Directors. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution, and delivery hereof by Purchaser, is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as and to the extent such enforceability may be subject to bankruptcy or similar laws affecting creditors rights and general equitable principles.

2.2.3 No Conflicts. The execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby, and the fulfillment by the Company of the terms hereof will not:

(a) conflict with, or result in a breach or violation of, the provisions of the certificate of incorporation or bylaws of the Company;

(b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under, or require notice under, any material document, material agreement or other material instrument to which the Company is a party or by which the Company is bound (the "Company Third Party Contracts") or, require any third party consent, waiver or approval in order that any Company Third Party Contract remain in effect without material modification after the Closing Date and without giving rise to any right to termination, cancellation, acceleration or loss of any material right or benefit;

(c) result in the creation or imposition of any charge, claim, judgment, lease, liability, mortgage, lien, pledge, restriction, security interest, tax lien, or encumbrance on the Company's assets or properties pursuant to all laws, rules regulations, writs, injunctions, decrees, and orders (including any award, decision, judgment, injunction, ruling, subpoena, or verdict entered, issued, made or tendered by any court, administrative agency, or other Governmental Authority or by an arbitrator) applicable to the Company, as applicable, or to the ownership or operation of its respective business, assets or property ("Applicable Law"); or

(d) violate any law, order, judgment, rule, regulation, decree or ordinance to which the Company is subject or bound.

2.2.4 Capital Stock of the Company. The authorized capital stock of the Company consists solely of 200,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). As of January 26, 2000, 42,103,017 shares of Common Stock were issued and outstanding. As of January 26, 2000, 249,895 shares of Preferred Stock were issued and outstanding, of which 239,517 shares were issued and outstanding shares of Series A Convertible Preferred Stock ("Series A Preferred"), par value $.01 per share, and of which 10,378 shares were issued and outstanding shares of Series C Convertible Preferred Stock, par value $.01 per share ("Series C Preferred"). All of the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 2.2.4, there are (i) no outstanding options, warrants or other rights (whether or not contingent) to subscribe for or purchase or otherwise acquire any issued or unissued shares of capital stock (or securities directly or indirectly convertible into or exchangeable or exercisable for shares of capital stock) of the Company, (ii) no restrictions upon, or agreements or understandings of the Company or any subsidiary, or to the knowledge of the Company, or understandings of any other person, with respect to, the voting or transfer of any shares of capital stock of the Company or any subsidiary and (iii) no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries. Company is the sole beneficial owner of all the issued and outstanding capital stock of its subsidiaries.

2.2.5 Financial Statements and Reports. Since January 1, 1997, the Company has filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto, that it has been required to file with the SEC under the Securities Act and the Exchange Act (the "SEC Filings"). The SEC Filings were prepared and filed in accordance with the rules and regulations of the SEC. As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company (including any related notes or schedules) included in the SEC Filings were prepared in accordance with generally accepted accounting principles in the United States, as in effect from time to time applied on a consistent basis ("GAAP") (except as otherwise noted in such financial statements) and present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company as of the dates thereof and for the periods indicated, subject, in the case of interim financial statements, to normal year end audit adjustments. Except as set forth or reflected in the SEC Filings filed subsequent to July 1, 1999 or in Schedule 2.2.5, the Company does not have any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent, or otherwise) that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

2.2.6 Litigation. Schedule 2.2.6 sets forth, as of November 3, 1999, each claim, action, suit, proceeding or investigation pending against the Company or any of its subsidiaries by or before any Governmental Authority and each outstanding order, writ, injunction or decree to which the Company or any subsidiary is subject. There is no claim, action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against or affecting the Company, its properties, assets or business, that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby or thereby, or that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect or that seeks to materially alter or materially delay the transactions contemplated hereby.

2.2.7 Validity of Securities. At Closing, the Shares to be issued to Purchaser will be duly and validly authorized and issued, fully paid and nonassessable, free and clear of any preemptive rights or Liens. Based in part on the representations of the Purchaser in Section 2.1, the issuance and sale of the Shares pursuant to this agreement is exempt from registration under the Securities Act and does not otherwise violate Applicable Law

2.2.8 Absence of Material Adverse Change. Since September 30, 1999 to February 2, 2000, there has not been any material adverse change in the consolidated financial condition or consolidated results of operations ("Material Adverse
Change") with respect to the Company.

2.2.9 Government Approvals. Except for (i) the filings by the Company or Purchaser, if any, required by the HSR Act; (ii) the filings by the Company, if any, required by the FCC and (iii) applicable filings, if any, required by applicable federal and state securities laws, in each case, which shall be made (or are not required to be made) on or prior to the Closing Date, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement, or for the execution, delivery and performance by the Company of the Other Transaction Documents, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby. "Governmental Authority" means (i) any foreign, federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any national stock exchange or SEC recognized trading market on which securities issued by the Company or any of the subsidiaries are listed or quoted.

2.2.10 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in any document, certificate or schedule delivered or to be delivered by or on behalf of the Company pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it as or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

2.2.11 Permit and Licenses. The Company and its subsidiaries have obtained all governmental permits, licenses, franchises and authorizations required for the Company and its subsidiaries to conduct their respective businesses as currently conducted, except for those of which the failure to obtain would not have a Material Adverse Effect with respect to the Company.

2.2.12 Intellectual Property, etc. The Company owns or is licensed or otherwise has the right to use, without payment to any other Person all patents, patent applications, trademarks, mask works, service marks and copyrights ("Intellectual Property") used in or necessary for the Company's business, as presently conducted and as proposed to be conducted. The Company's ownership and/or use of Intellectual Property in its business, as presently conducted, does not conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or result in any loss of a material benefit under or the creation of any Lien in or upon any of the properties or assets of the Company under, any contract between the Company and any Person or any other intellectual property rights of any other Person, except for any such conflict, violation, default, right of termination, cancellation, acceleration, loss of material benefit or creation of any Lien which would not have a Material Advise Effect with respect to the Company. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would infringe upon the intellectual property rights of any other Person. The Company is not aware of any infringements or misappropriation by others of any of its Intellectual Property.

2.2.13 Brokers. Except as set forth in Schedule 2.2.13, no broker, finder, agent or similar intermediary has acted on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE 3

                                    COVENANTS

3.1 ANTITRUST LAWS. Purchaser will, or will cause its "ultimate parent" to file as soon as practicable all filings that are required under the HSR Act, to respond as soon as practicable to all inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation, to respond as soon as practicable to all inquiries received from any other government agency in connection with antitrust matters, and to seek early termination of any waiting period under the HSR Act.

3.2 LISTING OF ADDITIONAL SHARES. The Company will file with the Nasdaq Small Cap Market a Notification Form for Listing of Additional Shares for an amount of shares of Common Stock equal to at least the amount of the Shares.

3.3 LIMITATIONS ON TRANSFER. Notwithstanding any other provision of this Agreement, for a period of 12 months after the Closing Date, Purchaser will not directly or indirectly sell, transfer or otherwise dispose of any of the Shares, other than to an affiliate of the Purchaser or pursuant to a pledge to an unaffiliated third-party lender in connection with a bona fide lending transaction or a foreclosure or similar sale in connection therewith, unless the Purchaser shall have first delivered to the Company a written offer to resell such Shares (the "Offered Shares") for cash at the current market price. "Current market price" for this purpose shall mean the average closing trading price per share of the Common Stock on the Nasdaq Small Cap Market (or such other exchange or quotation service on which the Common Stock shall then be traded or quoted) for the 10 trading days immediately prior to the written offer. Upon receipt of the written offer, the Company will have five business days within which to accept the offer, and shall be required to make settlement of the purchase within five business days after the date on which it accepts the offer. If the right given to the Company in this section shall not have been exercised as to the Offered Shares as set forth above, the Purchaser shall have the right, at any time within three months after the expiration of such five business day period, to dispose of any or all of the Offered Shares. If by the end of such three-month period, provided such three-month period ends prior to the expiration of the 12-month period referred to in the first sentence of this section, the Purchaser has not sold or otherwise disposed of all of the Offered Shares, the remaining Offered Shares shall not be sold by the Purchaser except after compliance again with the provisions of this Section 3.5. Nothing in this section shall prevent the Purchaser from selling any Shares pursuant to a tender offer, merger, sale of all or substantially all the Company's assets or any similar transaction that offers each holder of

Common Stock (other than, if applicable, the person proposing such transaction) the opportunity to dispose of Common Stock for the same consideration or otherwise contemplates the acquisition of Common Stock beneficially owned by each such holder for the same consideration.

3.4 OTHER LIMITATIONS ON PURCHASER. For a period of 24 months after the Closing Date, the Purchaser agrees that, unless it is specifically invited or otherwise permitted in writing to do so by the Company, it will not, and will cause each of its affiliates not to, directly or indirectly:

(a) in any way acquire or agree to acquire beneficial ownership of any securities or any direct or indirect rights or options to acquire beneficial ownership of any securities of the Company, except by way of stock dividends, stock splits or distributions by the Company made available to holders of Common Stock generally, including, without limitation, pursuant to a preferred stock purchase rights plan of the Company or pursuant to any similar plan or distribution, if a result thereof Purchaser or its affiliates would become the beneficial owner of more than 15% of the issued and outstanding Common Stock of the Company;

(b) form, join or in any way participate in a "group" (within the meaning of Section 13(d) (3) of the Exchange Act, for the purpose of making any proposal for the acquisition of securities of the Company or for or with respect to any merger, consolidation or business combination involving the Company or its affiliates or for or with respect to any purchase of a substantial portion of the assets of the Company or its affiliates, whether or not any parties other than such Purchaser and its affiliates are involved and whether or not such proposal might require the making of a public announcement by the Company; provided, however, that the Purchaser shall be permitted to approach the Board of Directors of the Company, directly or indirectly through its executive officers or investment bankers, for purposes of obtaining a waiver of its obligations and commitments under this clause (b);

(c) make, or in any way participate in, any "solicitation" of "proxies" to vote any voting securities of the Company or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Regulation is currently in effect), provided that nothing herein restricts the ability of the Purchaser to vote the Shares pursuant to proxies distributed by the Company;

(d) propose any matter for submission to a vote of shareholders of the Company;

(e) grant any proxy with respect to any voting securities of the Company to any person not approved by the Company;

(f) deposit any voting securities of the Company in a voting trust or subject any such securities to any arrangement or agreement with respect to the voting of such securities or other agreement having similar effect;

(g) take any action which would be reasonably likely to require the Company to make a public announcement regarding any of the matters specified in clauses
(a)-(g) of this Section 3.4;

(h) enter into any negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or any discussions designed to advise, assist or encourage any third party in connection with any of the foregoing;

(i) seek to influence or influence (except as a customer or supplier of the Company in the ordinary course of business) the management or policies of the Company; provided, however, that this clause (i) shall not prohibit the designee of the Purchaser on the Company's Board of Directors under Section 3.9 from taking action and serving in his capacity as a director of the Company in a manner consistent with the proper exercise of his fiduciary and other duties as a director of the Company; or

(j) disclose publicly any intention, plan or arrangement inconsistent with the foregoing.

3.5 ACCESS TO BOOKS AND RECORDS. The Company shall afford to the Purchaser and the Purchaser's accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Section 6.1) to all its properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall, upon request, furnish promptly to the Purchaser (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the Purchaser may reasonably request, provided that no investigation or receipt of information pursuant to this Section 3.5 shall affect any representation or warranty of the Company or the conditions to the obligations of the Purchaser.

3.6 AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS. The Company and Purchaser shall (a) subject to the satisfaction of the conditions set forth in Section 4.1, Section 4.2 and Section 4.3, execute and deliver the Other Transaction Documents and such other documents, certificates, agreements and other writings and (b) take such other actions, in each case, as may be necessary or reasonably requested by any of the other party in order to consummate or implement the issuance of the Shares in accordance with the terms of this Agreement.

3.7 COMPLIANCE WITH CONDITIONS; REASONABLE BEST EFFORTS. The Company and Purchaser shall use reasonable best efforts to cause all conditions precedent to the obligations of the Company and the Purchaser to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company and Purchaser will use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate the transaction contemplated herein and make effective in the most expeditious manner practicable the issuance of the Shares in accordance with the terms of this Agreement.

3.8 LEGENDS. After the requirement for the restrictive legend described in
Section 2.1.4 hereof is no longer applicable because the Shares are freely transferable under the Securities Act, the Company shall remove such legend upon request from the holder of such Shares, if outside counsel for such holder reasonably determines that the transfer of such Shares is no longer restricted by the Securities Act and outside counsel for the Company reasonably concurs in such determination.

3.9 BOARD REPRESENTATIVE. On the Closing Date, the Company's Chief Executive Officer shall recommend to the Company's Nominating and Governance Committee that the Company's Board of Directors elect George P. Stamas to the Company's Board of Directors effective as of the Closing Date to serve in a class of directors to be determined and if, at the end of the term of this class, Purchaser beneficially owns at least 7,766,769 shares of Common Stock (as such number may be adjusted as a result of stock dividends, stock splits or similar transactions) and such shares represent at least 5% of the issued and outstanding shares of Common Stock, George P. Stamas or another senior executive of Purchaser reasonably acceptable to the Company will be nominated for another three-year term.

3.10 INCISCENT, INC. In connection with the proposed transaction involving the formation of a new corporation ("Inciscent") and the investment therein by the Company, the Purchaser or an affiliate thereof and other third parties, as such is contemplated by that certain "Summary of Terms" dated February 2000, and attached hereto as Schedule 3.10, the Company shall (a) afford the Purchaser or an affiliate thereof an opportunity to purchase shares of a proposed convertible "Series A Preferred Stock" of Inciscent for $9,900,000 in the form of a promissory note, with such Series A Preferred Stock representing not less than 27.50% of the outstanding common stock of Inciscent (including founders shares and assuming conversion of the Series A Preferred Stock); (b) shall assign its virtual internet service provider agreement with PSINet Inc. to Inciscent; and
(c) shall not permit the transaction to result in Inciscent having less than a $30,000,000 equity capitalization in the form of contributed cash, note or services.

3.11 FCC APPLICATIONS. If necessary to effectuate the transactions contemplated by this Agreement, Company shall prepare, file and prosecute any required applications for the FCC's consent to the transactions contemplated herein. Purchaser shall cooperate with Company in the preparation, filing, and prosecution of any such applications.



                                   ARTICLE 4
                              CONDITIONS PRECEDENT

4.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES. The respective obligations of Purchaser, on the one hand, and the Company, on the other, to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

4.1.1 No Injunction, Etc. No preliminary or permanent injunction or other order shall have been issued by any federal or state court of competent jurisdiction in the United States or by any Governmental Authority, and no statute, rule, regulation or executive order shall have been promulgated or enacted by any Governmental Authority which restrains, enjoins or otherwise prohibits in any material respects the transactions contemplated hereby.

4.1.2 HSR Act. Any waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired.

4.1.3 Registration Rights Agreement. The other party shall have tendered its execution and delivery of a Registration Rights Agreement substantially in the form set forth in Exhibit A.

4.1.4 FCC Approval. If required, the parties shall have obtained the prior approval of the FCC to the transactions contemplated by this Agreement; provided that this condition shall be satisfied if the Company obtains special temporary authority from the FCC to permit the Closing to occur prior to the obtaining of the FCC Consents.

4.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. In addition to the conditions set forth in Section 4.1, the obligations of the Company to consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the additional conditions set forth below:

4.2.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement (i) shall have been true and correct when made and (ii) shall be (A) in the case of representations and warranties that are qualified as to materiality or material adverse effect, true and correct and (B) in all other cases, true and correct in all material respects, in the case of the clauses (A) and (B), as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

4.2.2 Performance of Agreements. Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement, to be performed or complied with by it prior to or at the Closing Date.

4.2.3 Certificates. The Company shall have received a certificate from Purchaser, dated the Closing Date, signed by the President or any authorized Vice President of Purchaser, in his capacity as an officer of Purchaser, to the effect that, to the best of his knowledge, information and belief, the conditions specified in Section 4.2.1 and Section 4.2.2 have been satisfied.

4.2.4 Inciscent, Inc. The Purchaser's investment in Inciscent as described in
Section 3.10(a) shall have been consummated.

4.2.5 FCC Approval. If required, the parties shall have obtained the prior approval of the FCC to the transactions contemplated by this Agreement; provided that this condition shall be satisfied if the Company obtains special temporary authority from the FCC to permit the Closing to occur prior to the obtaining of the FCC Consents.

4.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER. In addition to the conditions set forth in Section 4.1, the obligations of Purchaser to consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the additional conditions set forth below:

4.3.1 Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement (i) shall have been true and correct when made and (ii) shall be (A) in the case of representations and warranties that are qualified as to materiality or material adverse effect, true and correct and (B)in all other cases, true and correct in all material respects, in the case of the clauses (A) and (B), as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

4.3.2 Performance of Agreements. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement, to be performed or complied with by it prior to or at the Closing Date.

4.3.3 Certificates. Purchaser shall have received a certificate from the Company, dated the Closing Date, signed by the President or any authorized Vice President of the Company, in his capacity as an officer of the Company, to the effect that, to the best of his knowledge, information and belief, the conditions specified in Section 4.3.1 and Section 4.3.2 have been satisfied.

4.3.4 Opinion of Counsel for the Company. Purchaser shall have received an opinion of the Company's counsel dated the Closing Date in a form agreed to by the parties.

4.3.5 Other Deliveries. The Company shall have delivered to Purchaser at the Closing the following:

(a) a certificate of incumbency for the officers executing the documents on behalf of the Company;

(b) a certified copy of the resolutions duly adopted by the directors of the Company and signed by the Secretary or Assistant Secretary authorizing the transactions contemplated by this Agreement;

(c) a certificate of the Secretary or Assistant Secretary certifying that the resolutions referred to in Section 4.3.5(b) have not been rescinded, modified or withdrawn and that such resolutions are in full force and effect as of the Closing Date; and

(d) such further certificates and documents evidencing the consummation by the Company of the transactions contemplated hereby as Purchaser shall reasonably request.

4.3.6 Inciscent, Inc. The formation and capitalization of Inciscent shall have been consummated on terms including those set forth in Sections 3.10(a), (b), and (c) and PSINet, Inc. shall have invested at least $1,500,000 in the form of cash and services in Inciscent.

4.3.7 Other Equity Investments. Contemporaneously with the Closing, the Company shall have issued and sold at least 7,822,422 shares of Common Stock to each of PSINet Inc. and HMTF Bridge MC I, LLC at a purchase price of at least $2.19 per share and otherwise in accordance with the terms of the Common Stock Purchase
Agreements of even date hereof respectively between the Company and PSINet Inc. and the Company and HMTF Bridge MC I, LLC.

4.4 WAIVER OF CONDITIONS. Each of the parties, in its discretion, may waive, in whole or in part, at or prior to the Closing Date, the failure of satisfaction of any of the conditions precedent to its obligations set forth herein. No such waiver by either of the parties shall be effective unless made in writing.

                                   ARTICLE 5

                                 INDEMNIFICATION

5.1 SURVIVAL OF REPRESENTATIONS, ETC. All statements contained in any schedule or in any certificate delivered by or on behalf of a party pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by such party hereunder. The representations and warranties of the parties contained herein shall survive the Closing Date for a period of one year from the Closing Date. Each covenant and agreement contained in this Agreement shall survive in accordance with the specific terms thereof.

5.2 INDEMNIFICATION BY COMPANY. Subject to Section 5.4, Company shall indemnify Purchaser and its Affiliates and their respective officers, directors, managers, partners, employees, financial advisors, attorneys, accountants, agents and affiliates ("Representatives") (Purchaser, its Affiliates, and its Representatives collectively, the "Purchaser Indemnified Parties") against, and hold each Purchaser Indemnified Party harmless from, any damage, claim, loss, cost, liability or expense, including interest, penalties, reasonable attorneys' fees and said party's expenses of investigation, response action or remedial action (collectively "Damages"), incident to, arising out of, in connection with or related to, whether directly or indirectly, any of the following:

5.2.1 The breach of any representation or warranty of Company that is identified by Purchaser with reasonable specificity in writing provided to Company prior to termination of the representation and warranty pursuant to Section 5.1.

5.2.2 Any breach by Company of any of its covenants or agreements set forth in this Agreement that is identified by Purchaser with reasonable specificity in written notice provided to Company (i) in the case of a covenant or agreement required to be performed prior to the Closing, within six months after the Closing Date, and (ii) in the case of any other covenant or agreement, within six months following the time when such covenant or agreement was required to be performed.

5.3 INDEMNIFICATION BY PURCHASER. Subject to Section 5.4, Purchaser shall indemnify Company and its Affiliates and their respective Representatives (the "Company Indemnified Parties") against, and hold the Company Indemnified Party harmless from, any Damages incident to, arising out of, in connection with or related to, whether directly or indirectly, any of the following:

5.3.1 The breach of any representation or warranty of Purchaser that is identified by Seller with reasonable specificity in a written notice provided to Seller prior to termination of the representation and warranty pursuant to
Section 5.1.

5.3.2 Any breach by Purchaser of any of its covenants or agreements set forth in this Agreement that is identified by Seller with reasonable specificity in a written notice provided to Purchaser (i) in the case of a covenant or agreement required to be performed prior to the Closing, within six months after the Closing Date, and (ii) in the case of any other covenant or agreement, within six months following the time when such covenant or agreement was required to be performed.

5.4 LIMITATIONS ON LIABILITY. The total amount of Company's and Purchaser's indemnification liability to the Purchaser Indemnified Parties under Section 5.2 and Purchaser's indemnification liability to the Company Indemnified Parties under Section 5.3 respectively for all breaches of a party's representations, warranties, covenants and agreements contained in this Agreement shall in each case be limited to an amount equal to the sum of (a) purchase price for the Shares hereunder plus (b) the reasonable attorneys' fees and other expenses of the prevailing party.

5.5 CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification under Article 5, the party entitled to indemnification (the "indemnified party") shall promptly notify the other party (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the indemnifying party.

5.6 DEFENSE BY INDEMNIFYING PARTY. In connection with any claim giving rise to a right of indemnification under Article 5 resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying party does not timely assume the defense of any such claim or litigation resulting therefrom, (a) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation with the written consent of the indemnifying party, and (b) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

                                   ARTICLE 6

                             TERMINATION AND DEFAULT

6.1 GENERAL. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, as set forth below:

6.1.1 Mutual Consent. This Agreement may be terminated by the mutual consent of the parties.

6.1.2 Order or Decree. This Agreement may be terminated by Purchaser or the Company if any court of competent jurisdiction in the United States or other U.S. governmental body shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting in any material respects the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

6.1.3 Outside Date. This Agreement may be terminated by either party (a) if the Closing shall not have occurred by July 1, 2000 (the "Outside Date") or (b) if one or more conditions to such party's obligation to consummate the transactions contemplated hereby cannot be satisfied by the Outside Date; provided, however, that no party may exercise its rights under this Section 6.1.3 if such party is in material breach or default under this Agreement.

6.1.4 Breach. This Agreement may be terminated by either party if the other party shall have breached any of its material representations or warranties or obligations under this Agreement and shall have failed to cure such breach within ten (10) days after notice of such breach from the other party.

6.2 PROCEDURE UPON TERMINATION. In the event of the termination of this Agreement, written notice thereof shall promptly be given to the other party hereto and this Agreement shall terminate, all further obligations of the parties hereunder to satisfy the conditions precedent to the Closing shall terminate, and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto.

6.3 EFFECT OF TERMINATION. Nothing in this Article 6 shall relieve any party hereto of any liability for intentional or willful breach of this Agreement. The parties shall have no liability for termination of this Agreement for any reason other than an intentional or willful breach of this Agreement.



                                   ARTICLE 7

                                  MISCELLANEOUS

7.1 BROKERS. The transactions contemplated hereby have been and shall be carried on by parties in such manner as not to give rise to any valid claims against the parties for a brokerage commission, finder's fee or other like payment. Each party agrees to indemnify and hold the other harmless from and against any claims for brokerage commissions or finder's fees insofar as such claims shall be alleged to be based upon arrangements or agreements made by the indemnifying party or on its behalf. Such indemnity shall include the cost of reasonable counsel fees in connection with the defense of any such claims.

7.2 NOTICES. Except as otherwise provided, all notices which are permitted or required under this Agreement shall be in writing and shall be deemed given (a) when delivered personally, (b) if by fax upon transmission with confirmation of receipt by the receiving party's facsimile terminal, (c) if sent by documented overnight delivery service on the date delivered or (d) if sent by mail, five
(5) business days after being mailed by registered or certified mail, postage prepaid, addressed as follows, or to such other person or address as may be designated by notice to the other party:

                  If  to the Company, to:

                  Metrocall, Inc.
                  6677 Richmond Highway
                  Alexandria, Virginia  22306
                  Attn: Vincent D. Kelly, Chief Financial Officer and Treasurer Fax Number: (703) 768-9625

                  with a copy (which shall not constitute notice) to:

                  Wilmer, Cutler & Pickering
                  2445 M Street, NW
                  Washington, DC  20037-1420
                  Attn:  Thomas W. White
                  Fax Number:  (202) 663-6363


                  If to Purchaser, to:

                  Aether Systems, Inc.
                  11460 Cronridge Drive
                  Owings Mills, Maryland  21117
                  Attention:  Brian W. Keane
                  Phone:  (410) 654-6400
                  Facsimile: (410) 654-6554

                  Jones, Day, Reavis & Pogue
                  901 Lakeside Ave.
                  Cleveland, Ohio  44114
                  Attention: Christopher M. Kelly
                  Phone: (216) 586-3939
                  Facsimile: (216) 579-0212

7.3 FEES AND EXPENSES. Each party shall pay the filing fee relating to any filing required by it, if any, in accordance with the HSR Act. If applications to obtain the FCC's consent to the transactions contemplated by this Agreement are required, Company shall pay any required filing fees in connection with such applications. All other expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement shall be paid by the party incurring such expenses.

7.4 ASSIGNMENT. This Agreement and the transactions contemplated hereby may not be assigned or otherwise transferred, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that notwithstanding the foregoing, (i) each party shall have the right to pledge, assign or otherwise transfer this Agreement and any other Transaction Document and its rights hereunder and thereunder, in whole or in part, as collateral security to any lender, and (ii) each party shall have the right to assign or transfer this Agreement and any other Transaction Document and its rights hereunder and thereunder, in whole or in part, to its parent or any direct or indirect wholly-owned subsidiary or that party or to any person into which that party may be merged or consolidated or which purchases all or substantially all of the assets of that party; provided, however, that (a) such parent, subsidiary or person agrees to be bound by the terms of this Agreement or other Transaction Document (including, without limitation, all provisions binding upon the assigning or transferring party), and (b) any such assignment or transfer shall not relieve that party from any liability or obligation under this Agreement or other Transaction Document.

7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered, shall be an original instrument, but such counterparts together shall constitute a single agreement.

7.6 ENTIRE AGREEMENT. This Agreement, including all Exhibits hereto, and all certificates and documents executed and delivered in connection with this Agreement, when executed and delivered, shall constitute the entire agreement of the parties, superseding and extinguishing all prior agreements and understandings, representations and warranties, relating to the subject matter hereof.

7.7 PUBLIC ANNOUNCEMENTS. Each party shall have the right to review, comment upon and approve any publicity materials, press releases or other public statements by the other party that name or otherwise identify such party or any of its affiliates or refer to, or describe any aspect of, this Agreement or other Transaction Document or the transactions contemplated hereby and thereby; provided, however, that with respect to disclosure documents to be filed by either party under the Exchange Act or the Securities Act, subject to the last sentence of this Section 7.7, each party shall only have the right to prior review and to comment upon the other party's documents. Each party agrees that it will not issue any such publicity materials, press releases or public statements without the prior written approval of the other party, which approval shall not be unreasonably withheld, conditioned or delayed. The Company and the Purchaser shall cooperate with each other to request confidential treatment as may be mutually agreed by them with respect to certain terms of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby in any filing with the SEC, any other governmental authority or any securities exchange or stock market.

7.8 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by the substantive laws of the State of Delaware applicable to contracts made and to be performed therein, without reference to the principles of conflicts of laws.

7.9 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

7.10 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, provided that such invalidity or unenforceability does not deny any party the material benefits of the transactions for which it has bargained, such invalidity or unenforceability shall not affect in any way the remaining provisions hereof.

7.11 MODIFICATION AND AMENDMENT. This Agreement may not be modified or amended except by written agreement specifically referring to this Agreement and signed by the parties hereto.

7.12 WAIVER. No waiver of a breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

7.13 PARTIES OBLIGATED AND BENEFITED. Subject to the limitations set forth below, this Agreement will be binding upon the parties hereto and their respective assignees and successors in interest and will inure solely to the benefit of such parties and their respective assigns and successors in interest, and no other person will be entitled to any of the benefits conferred by this Agreement.

7.14 ACTIONS. Each party will execute and deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, (without incurring any obligation to pay money) such further assignments, certificates, instruments, records or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

7.15 TERMS. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The words "include" and "exclude" and derivatives of those words are used in this Agreement in an illustrative sense rather than limiting sense.

                           [Execution Page Following]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives, officers or agents on the date first written above.



                              AETHER SYSTEMS, INC.


                                            By: ________________________________


                                            Its: _______________________________





                                            METROCALL, INC.


                                            By: ________________________________

                                            Its: _______________________________

                                    EXHIBIT A



                          REGISTRATION RIGHTS AGREEMENT



                                 (See Attached)

                          REGISTRATION RIGHTS AGREEMENT





         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of ________ ___, 2000, by and between METROCALL, INC., a Delaware corporation (the "Company"), and AETHER SYSTEMS, INC., a Delaware corporation ("Purchaser").



                                    RECITALS


         WHEREAS, the Company and Purchaser are parties to that certain Common Stock Purchase Agreement, dated as of February 2, 2000 (the "Stock Purchase Agreement"), pursuant to which Purchaser will purchase from the Company (the "Purchase") shares of Common Stock (the "Shares") equal to the lesser of (a) 7,766,769 and (b) 9.9% of the issued and outstanding shares of Common Stock of the Company, after giving effect to any sales or other issuances of Common Stock on or before the Closing Date (the "Common Shares") of common stock, $.01 par value, of the Company (the "Common Stock"); and

         WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Stock Purchase Agreement that the Company and Purchaser enter into this Agreement.

         NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

1.01 "Closing" means the closing of the Purchase pursuant to which the Company will have issued the Common Shares to Purchaser in accordance with the terms and conditions of the Stock Purchase Agreement.

1.02 "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.03 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

1.04 "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any court, panel, judge, board, bureau, commission, agency or other entity, body or other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.05 "Holder" means Purchaser and/or its permitted successors and assigns pursuant to Section 6.05.

1.06 "Person" means an individual or corporation, partnership, trust, unincorporated organization, association or other entity and includes any Governmental Authority.

1.07 "Registrable Securities" means the Common Shares received by Purchaser from the Company pursuant to the Stock Purchase Agreement and any additional shares of Common Stock issued by the Company in respect thereof in connection with any stock dividend, stock split, recapitalization or similar event; provided, however, that any Registrable Security will cease to be a Registrable Security when (i) such Registrable Security has been transferred pursuant to an effective registration statement under the Securities Act covering such Registrable Security (but not including any transfer exempt from registration under the Securities Act), (ii) such Registrable Security is no longer held of record by Holder, or (iii) the Holder of such Registrable Security is then able to use Rule 144(k) under the Securities Act (or any successor provision) to transfer such Registrable Security.

1.08 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

1.09 "Shares" means shares of the Registrable Securities.

                                   ARTICLE II
                               REGISTRATION RIGHTS



2.01 Required Registrations. At any time or times after the date hereof (so long as Holder shall own Registrable Securities), Holder may notify the Company in writing that it (i) intends to offer or cause to be offered for public sale all or any portion of its Registrable Securities (such requests shall be in writing and shall state the number of shares of Registrable Securities intended to be disposed of) and (ii) request that the Company cause such Registrable Securities to be registered under the Securities Act; provided, that any such request shall cover at least 2,000,000 shares and shall not be made more frequently than every 12 months. The Company shall prepare and file with the Commission registration statements under the Securities Act with respect to the Registrable Securities requested to be so registered and shall use its reasonable best efforts to cause such registration statements to become effective promptly after filing. The registration statement with respect to such Registrable Securities shall be filed with the Commission within thirty (30) days after receipt of Holder's notification relating thereto.

         Except as provided in the next succeeding paragraph of this Section 2.01, the Company shall use its reasonable best efforts to maintain the effectiveness of each registration statement filed pursuant to this Section 2.01 until such time as all Shares registered pursuant to the registration statement either have been transferred pursuant to the registration statement or are eligible to be sold by Holder pursuant to Rule 144(k) under the Securities Act.

         The obligations of the Company under this Section 2.01 are subject to the condition that the Company shall be entitled to require the Holder to suspend for up to ninety (90) days once in any twelve month period the sale of Shares pursuant to a registration statement filed pursuant to this Section 2.01 if and for so long as (i) the Board of Directors of the Company determines, in its reasonable judgment, that the sale of Shares pursuant thereto would materially interfere with any material financing, acquisition, corporate reorganization or other material transaction by the Company, provided, however, that this clause (i) will not apply to sales of securities by the Company for the account of any Person other than the Company; (ii) the Company promptly gives the Holder written notice of such determination, and (iii) all other similarly situated shareholders shall also be subject to the same suspension. The Company shall have no obligation to maintain the effectiveness of a registration statement with respect to the Shares during periods when the Holder is required to suspend the sale of such Shares as provided in this paragraph. As soon as possible after the expiration of such periods, the Company shall amend its registration statements as necessary to permit the Holder to sell Shares pursuant to such registration statements and shall notify the Holder in writing that it may resume the sale of Shares pursuant to such Registration Statement. Any registration made pursuant to this Section 2.01 shall not include a plan of distribution involving an underwritten offering.

         2.02. Piggyback Registration. (a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8, or pursuant to Rule 415 (or any substitute form or rule, respectively, that may be adopted by the Commission)), the Company shall give written notice of such proposed filing to the Holder at the address set forth in the share register of the Company as soon as reasonably practicable (but in no event less than 15 days before the anticipated filing date), undertaking to provide the Holder the opportunity to register on the same terms and conditions such number of Registrable Securities as the Holder may request (a "Piggyback Registration"). The Holder will have seven business days after receipt of any such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration (which notice shall not be deemed to be a request pursuant to Section 2.01); provided that should the Holder fail to provide timely notice to the Company, the Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. In the event that the registration statement is filed on behalf of a Person other than the Company, the Company will use its reasonable best efforts to have the Registrable Securities that the Holder wishes to sell included in the registration statement. If the Company or the Person for whose account such offering is being made shall determine in its sole discretion not to register or to delay the proposed offering, the Company may, at its election, provide written notice of such determination to the Holder and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Securities for the same period as the delay in respect of the proposed offering. As between the Company and the Holder, the Company shall be entitled to select the underwriters in connection with any Piggyback Registration.

         (b) Priority on Piggyback Registrations. If the Registrable Securities requested to be included in the Piggyback Registration by the Holder differ from the type of securities proposed to be registered by the Company and the managing underwriter advises the Company that due to such differences the inclusion of such Registrable Securities would cause a material adverse effect on the business, results of operations, properties, financial condition, assets and liabilities of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), then (i) the number of Holder's Registrable Securities to be included in the Piggyback Registration shall be reduced to an amount which, in the opinion of the managing underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the opinion of the managing underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such Piggyback Registration, provided, that no other securities of such type are included and offered for the account of any other Person in such Piggyback Registration. Any partial reduction in number of Registrable Securities of the Holder to be included in the Piggyback Registration pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which the Holder's requested shares bears to the total number of shares requested to be included in such Piggyback Registration by all Persons other than the Company who have the contractual right to request that their shares be included in such registration statement and who have requested that their shares be included. If the Registrable Securities requested to be included in the registration statement are of the same type as the securities being registered by the Company and the managing underwriter advises the Company that the inclusion of such Registrable Securities would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to the Holder, only a portion of the shares Holder has requested be registered equal to the ratio which the Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (other than the Person or Persons initiating such registration request) who have the contractual right to request that their shares be included in such registration statement and who have requested their shares be included; provided, that in the event the Company registers shares of Common Stock in an underwritten offering pursuant to Section 2.02 of the Registration Rights Agreement dated as of __________, 2000 between the Company and AT&T Wireless Services, Inc. ("Wireless"), then all shares to be registered on behalf of Wireless pursuant to such agreement shall be included in such registration statement before any shares of Common Stock to be sold by the Company for its own account or the account of the Holder or any other Person entitled to request that their shares be included in such registration statement. If the Company initiated the registration, for its own account or for the account of any other Person other than the Holder, then the Company may include all of those securities in such registration statement before any of Holder's requested shares are included. If another security holder initiated the registration, then the Company may not include any of its securities in such registration statement unless all Registrable Securities requested to be included in the registration statement by the Holder are included in such registration statement. If as a result of the provisions of this Section 2.02(b) the Holder shall not be entitled to include all Registrable Securities in a registration that the Holder has requested to be so included, the Holder may withdraw its request to include Registrable Securities in such registration statement prior to its effectiveness.

                                   ARTICLE III
                             REGISTRATION PROCEDURES

3.01 Company Obligations. Whenever the Company is required under Article II to register any Registrable Securities, it agrees that it shall also do the following:

(a) furnish to the Holder, prior to the filing of a registration statement pertaining to any Shares (each a "Registration Statement") or any prospectus, amendment or supplement thereto, copies of each such Registration Statement as proposed to be filed, which documents will be subject to the reasonable review and comments of the Holder (and its legal counsel), and the Company will not file any such Registration Statement, any prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) to which the Holder shall reasonably object in writing; and thereafter furnish to the Holder such number of copies of such Registration Statement, each amendment and supplement thereto (including any exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Holder may reasonably request in writing in order to facilitate the disposition of the Shares registered pursuant to such Registration Statement; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Holder shall be subject to the receipt by the Company of reasonable assurances from the Holder that the Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

(b) use its reasonable best efforts to register or qualify the Shares registered pursuant to such Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holder may reasonably request and do any and all other acts and things which may be reasonably necessary to enable the Holder to consummate the disposition in such jurisdictions of such Shares; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

(c) apply, prior to or concurrently with the filing of the Registration Statement, to the Nasdaq National Market System or the Nasdaq SmallCap Market System (or, if the Company is not listed on the Nasdaq National Market System or the Nasdaq SmallCap Market System, any other exchange or automated quotation system on which the Company's Common Stock is then listed) for the listing of the Shares and use its best effort to obtain the listing of such Shares;

(d) notify the Holder in writing at any time when a prospectus relating to the Shares registered pursuant to such Registration Statement is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus or filing of a report incorporated in the prospectus by reference so that, as thereafter delivered to the purchasers of such Shares, such prospectus (including documents incorporated therein by reference) will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare, file with the Commission and make available to the Holder any such supplement, amendment or report incorporated in the prospectus by reference, including, without limitation, after any period referred to in Section 2.01;

(e) make available for inspection by the Holder of Shares to be registered pursuant to a Registration Statement and any attorney, accountant or other professional retained thereby (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement; provided, that the Company shall not be required to make such information available to more than one law firm on behalf of the Holder of Shares to be registered pursuant to a Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed by the Inspectors unless (i) in the judgment of counsel to the Company the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) the information in such Records is generally available to the public. As a condition of receiving access to such confidential information described in clause (i) or (ii) of the preceding sentence, the Holder of such Shares shall agree that such confidential information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by them as the basis for any market transactions in the securities of the Company unless and until such information is made generally available to the public, it being understood that nothing in this sentence shall reduce the Company's obligations hereunder, including under Section 3.01(d). The Holder further shall agree that it will, upon learning that disclosure of such Records from the Holder is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(f) obtain consents from its independent public accountants in customary form as required to obtain and maintain effectiveness of a Registration Statement;

(g) obtain an opinion or opinions from its counsel in customary form and reasonably satisfactory to the Holder and its legal counsel;

(h) make generally available to the Holder earnings statements, which need not be audited, satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of the twelve-month period beginning with the first month of the first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statements shall cover said twelve-month period;

(i) promptly notify the Holder of the issuance or threatened issuance of any stop order or other order suspending the effectiveness of a Registration Statement or preventing or suspending the use of any preliminary prospectus, prospectus or prospectus supplement, use reasonable best efforts to prevent the issuance of any such threatened stop order or other order, and, if any such order is issued, use all its reasonable best efforts to obtain the lifting or withdrawal of such order at the earliest possible moment and promptly notify the Holder of any such lifting or withdrawal;

(j) if requested by the Holder, the Company will promptly incorporate in a prospectus supplement or post-effective amendment to a Registration Statement such information concerning Holder and Holder's intended method of distribution as Holder requests to be included therein (and which is not violative of an applicable law, rule or regulation, in the reasonable judgment of the Company, after consultation with its outside legal counsel), including, without limitation, with respect to any change in the intended method of distribution or the amount of Shares being offered by Holder, the offering price for such Shares or any other terms of the offering or distribution of the Shares, and the Company will make all required filings of such prospectus supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(k) as promptly as practicable after the filing with the Commission of any document which is incorporated by reference into a Registration Statement, notify the Holder of such filing and deliver a copy of such document to the Holder;

(l) cooperate with the Holder to facilitate the timely preparation and delivery of certificates, not bearing any restrictive legends, unless otherwise required by the Holder, representing the Shares to be sold under a Registration Statement, and enable such Shares to be in such denominations and registered in such name as such Holder may request;

(m) cooperate with the Holder, its legal counsel and any other interested party (including any interested broker-dealer) in making any filings or submissions required to be made, and the furnishing of all appropriate information in connection therewith, with the National Association of Securities Dealers, Inc. (the "NASD");

(n) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.

(o) cause its subsidiaries to take all action necessary to effect the registration of the Shares contemplated hereby, including preparing and filing any required financial or other information;

(p) make available to the transfer agent for each class or series of Shares a supply of certificates or other instruments evidencing or constituting such Shares which shall be in a form complying with the requirements of such transfer agent, promptly after a registration thereof; and

(q) use its reasonable best efforts to keep each such registration or qualification effective, including through new filings, amendments or renewals, during the period the Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable in connection with such registration or qualifications in all jurisdictions in which qualification or registration is necessary.

3.02 Information from Holder. The Company may require the Holder to promptly furnish in writing to the Company such information regarding the distribution of the Shares as it may from time to time reasonably request and such other information as may be legally required in connection with such registration.

3.03 Suspension of Sales. The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 3.01(d) hereof, it will immediately discontinue disposition of Shares pursuant to a Registration Statement until it receives copies of the supplemented or amended prospectus contemplated by subsection 3.01(d) hereof, and, if so directed by the Company, the Holder will deliver to the Company all copies, other than permanent file copies then in their possession, of the most recent prospectus (including any prospectus supplement) covering such Shares at the time of receipt of such notice or destroy all such copies.

                                   ARTICLE IV
                              REGISTRATION EXPENSES



4.01 Except as provided in Section 4.02, all fees and expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company, including, without limitation, the following fees and expenses: (a) all Commission, NASD, stock exchange, automated quotation system or other registration and filing fees and listing fees; (b) the fees and expenses of the Company's compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Shares); (c) printing expenses; (d) the fees and disbursements of counsel for the Company and of one counsel for the Holder for each registration, and the fees and expenses for independent certified public accountants and other persons retained by the Company in connection with such registration; (e) fees of transfer agents and registrars; and (f) messenger and delivery expenses. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company, and the expenses and fees for listing or authorizing for quotation the securities to be registered on each securities exchange or automated quotation system on which any shares of the Common Stock are then listed or quoted.

4.02 The Holder shall pay all its internal expenses incurred in connection with the registration (including, without limitation, all salaries and expenses of Holder's officers and employees performing legal or accounting duties).

                                   ARTICLE V
                          INDEMNIFICATION; CONTRIBUTION

5.01 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Holder, each of the Holder's officers, directors, partners and members, and the Holder's legal counsel and independent accountants, if any, and each person controlling any such persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, and any of the foregoing incurred in settlement of any litigation, commenced or threatened) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction by the Company in connection with any registration, qualification or compliance required hereunder or arising out of or based upon the Company's breach of any representation, warranty, covenant or agreement contained in this Agreement; provided, however, that the Company shall not be liable in any such case to the extent any of such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by the Holder expressly for use therein.

5.02 Indemnification by Holder. Holder agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company set forth above in Section 5.01, but only with respect to information furnished in writing by the Holder, or on its behalf, expressly for use in the Registration Statement or prospectus relating to the Shares, any amendment or supplement thereto or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers, any such controlling person, or any such underwriter or controlling person of an underwriter in respect of which indemnity may be sought against the Holder, the Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person or any such underwriter or controlling person of an underwriter shall have the rights and duties given to the Holder, by the preceding Section

5.01 hereof. Each Holder's liability under this Section 5.02 shall be limited to an amount equal to the net proceeds received by such Holder from the sale of such Registrable Securities by such Holder.

5.03 Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Section 5.01 or 5.02 above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees and expenses, or (b) such Indemnified Party shall have been advised by counsel that there is an actual or potential conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one cause of action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties unless there shall be conflicts of interest among such Indemnified Parties, in which case the Indemnifying Party shall be liable for the fees and expenses of additional counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding or any threatened action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action or proceedings, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The failure of any Indemnified Party to give prompt notice of a claim for indemnification hereunder shall not limit the Indemnifying Party's obligations to indemnify under this Agreement, except to the extent such failure is prejudicial to the ability of the Indemnifying Party to defend the action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement unless (x) there is no finding or admission of any violation of any rights of any Person and no effect on any other claims that be made against any Indemnified Party, (y) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and
(z) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

5.04 Contribution. If the indemnification provided for in this Article V is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgment referred to herein, then such Indemnifying Party, in lieu of Indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments in the following manner: as between the Company on the one hand and any Indemnified Party entitled to indemnification under Section
5.01 on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and any Indemnified Party entitled to indemnification under Section 5.01 on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Indemnified Party entitled to indemnification under Section 5.01 on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.05 Survival. The indemnity and contribution agreements contained in this
Article V shall remain operative and in full force and effect with respect to any sales of Shares made pursuant to a Registration Statement filed pursuant to this Agreement regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (c) the consummation of the sale or successive resale of the Shares.

                                   ARTICLE VI
                                  MISCELLANEOUS

6.01 Rules 144 and 144A. The Company covenants that following the registration of shares it will file any reports required to be filed by it under the Securities Act and the Exchange Act and will take such further action as the Holder may reasonably request from time to time so as to enable the Holder holding registered Shares to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 144A under the Securities Act, as each such Rule may be amended from time to time, or (b) any similar rule or rules hereafter adopted by the Commission. Upon the request of the Holder, the Company will forthwith deliver to the Holder a written statement as to whether it has complied with such requirements.

6.02 Granting Other Registration Rights. On and after the date hereof, except
(i) as set forth in that certain Registration Rights Agreement dated as of _________, 2000 by and between Metrocall, Inc. and HMTF Bridge MC I, LLC, and
(ii) in connection with issuances of equity and/or debt securities by the Company resulting in proceeds to the Company of at least $25,000,000 (each, a "Significant Financing"), the Company shall not grant any registration rights in respect of any shares of capital stock of the Company or other securities of the Company if such rights would be superior to the registration rights granted to Purchaser under this Agreement; provided, however, that Purchaser hereby consents and agrees that the Company may grant in other agreements to other holders of securities of the Company registration rights which (a) rank ratably with the registration rights granted hereunder to Purchaser and (b) in the case of a Significant Financing, are superior to the registration rights granted hereunder to Purchaser.

6.03 Amendments and Waivers. The provision of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given other than as mutually agreed upon in writing by the Company and the Holder.

6.04 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, regular mail, registered first-class mail, confirmed facsimile or recognized express courier service by next business day delivery;

                   (i)       if to the Company:



                             Metrocall, Inc.

                             6677 Richmond Highway

                             Alexandria, Virginia 22306

                             Attn: Chief Financial Officer

                             Fax Number: (703) 768-9625





                             with a copy to:



                             Wilmer, Cutler & Pickering

                             2445 M Street, N.W.

                             Washington, D.C. 20037-1420

                             Attn:  Thomas W. White, Esq.

                             Fax Number: (202) 663-6363



                   (ii) if to the Holder, to its address appearing on the stock records of the Company.



Notices shall be deemed given on the day on which delivered by hand or facsimile, if delivered by 5:00 p.m. Eastern time; on the fifth business day after mailing if delivered by mail; or the business day after delivery to an overnight air courier if next-day delivery is specified.

6.05 Assignment of Registration Rights. Each Holder of the Registrable Securities may assign all or any part of its rights under this Agreement to any person to whom such Holder sells, transfers, or assigns such Registrable Securities. In the event that the Holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all of its Registrable Securities, the Holder shall also retain its rights with respect to its remaining Registrable Securities.

6.06 Counterparts. This Agreement may be executed in a number of identical counterparts and it shall not be necessary for the Company and Purchaser to execute each of such counterparts, but when each has executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

6.07 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.08 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

6.09 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

6.10 Entire Agreement. This Agreement and the Stock Purchase Agreement (including schedules and exhibits thereto) are intended by the Company and Purchaser as the final expression of their agreement and are intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company, on the one hand, and Purchaser, on the other, with respect to such subject matter.

6.11 Third Party Beneficiaries. Other than Indemnified Parties not a party hereto, this Agreement is intended for the benefit of the Company, Purchaser and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

6.12 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the Holder shall operate as a waiver of or otherwise prejudice such Holder's rights, powers or remedies.

6.13 Remedies. The Company acknowledges that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of



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



any of the terms hereof or otherwise without requiring such Holder to post any bond or other security, unless otherwise required by applicable law (which cannot be waived by the Company).





                           [Execution page following]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.





                                      METROCALL, INC.






                                      By:      _________________________________

                                      Name:

                                      Title:


                                      AETHER SYSTEMS, INC.


                                      By:      _________________________________

                                      Name:

                                      Title: